UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Beacon Enterprise Solutions Group, Inc.
(Name of Registrant as Specified in Its Charter)

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BEACON ENTERPRISE SOLUTIONS GROUP, INC.
1311 Herr Lane, Suite 205
Louisville, Kentucky 40222

April 21, 2010

To Our Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Beacon Enterprise Solutions Group, Inc. on May 25, 2010. The meeting will be held at 9300 Shelbyville Road, Louisville, Kentucky, at 5:00 P.M. local time.

The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter.

Please take the time to read carefully the two proposals for stockholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy form and returning it in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

/s/  Bruce Widener
Bruce Widener
Chairman of the Board,
Chief Executive Officer

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
1311 Herr Lane, Suite 205
Louisville, Kentucky 40222

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2010

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Beacon Enterprise Solutions Group, Inc. (the “Company”), will be held at 5:00 P.M., local time, at 9300 Shelbyville Road, Louisville, Kentucky for the following purposes:

(1) To elect a Board of three directors to serve until the next annual meeting of stockholders;

(2) To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010; and

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on April 6, 2010 are entitled to receive notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection for a period of ten days before the meeting at 9300 Shelbyville Road, Louisville, Kentucky.

Your vote is very important. We encourage you to vote as soon as possible by one of two convenient methods: by completing your proxy card and e-mailing it to the address listed on the proxy card or by signing, dating and returning the proxy card in the enclosed postage-paid envelope. E-mail voting is available through 11:59 P.M. Eastern Time the day prior to the annual meeting day.

By Order of the Board of Directors

/s/  Michael Grendi
Michael Grendi
Beacon Enterprise Solutions Group, Inc.
Secretary

Louisville, Kentucky
April 21, 2010

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2010
The Company’s proxy statement, Form 10-K and proxy card are available on the Internet at:
https://materials.proxyvote.com/073578

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
1311 Herr Lane, Suite 205
Louisville, Kentucky 40222

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2010

Introduction

This proxy statement and accompanying proxy are being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Beacon Enterprise Solutions Group, Inc., a Nevada corporation (the “Company”), to be voted on at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments thereof. In this proxy statement, references to the “Company,” “Beacon” “we,” “us,” or “our” refer to Beacon Enterprise Solutions Group, Inc. This proxy statement and accompanying proxy are first being mailed to stockholders on or about April 21, 2010.

Date, Time and Place

The Annual Meeting will be held at 5:00 P.M., local time, at 9300 Shelbyville Road, Louisville, Kentucky 40222, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting.

Record Date and Voting Securities

The Board has fixed the record date (the “Record Date”) for the Annual Meeting as the close of business on April 6, 2010. Only holders of record of shares of our common stock, par value $.001 per share (the “Common Stock”) and our preferred stock Series A, A-1, and B, $1,000 stated value per share (the “Preferred Stock”) on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were 35,135,622 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. At the close of business on the Record Date there were 765 shares of Series A and Series A-1 Preferred Stock, convertible into an aggregate of 1,020,000 shares of Common Stock outstanding and entitled to vote on an as-converted basis. Each share of Series A and A-1 Preferred Stock is entitled to 1,333 votes. At the close of business on the Record Date there were 700 shares of Series B Preferred Stock, convertible into an aggregate of 777,777 shares of Common Stock outstanding and entitled to vote on an as-converted basis. Each share of Series B Preferred Stock is entitled to 1,111 votes. There is no cumulative voting.

The presence either in person or by proxy of the holders of a majority of the shares of outstanding shares entitled to vote as of the Record Date will constitute a quorum and is required for the transaction of business at the Annual Meeting. You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope or return it via e-mail pursuant to the instructions on the proxy card. If you want to vote in person at the Annual Meeting, and you hold your shares through a securities broker (that is, in street name), you must obtain a proxy from your bank, broker or other holder of record and bring that proxy to the Annual Meeting.

Voting of Proxies

Shares of stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by the stockholders, unless revoked as described below. Under Nevada law, proxies marked as abstentions are not counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists. In addition, shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists.

If you return a properly executed proxy card without indicating your vote, your shares will be counted as present for purposes of establishing a quorum and your shares will be voted FOR election of the individuals nominated as directors, and FOR ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the current fiscal year.

If you are a street name stockholder (that is, you hold your stock through a securities broker), you must give instructions to your broker on how you would like your stock to be voted. If you do not provide any instructions, your broker can vote your stock only on “routine” items, as determined under the rules of the NYSE. For example, the ratification of Marcum LLP as the Company’s independent registered public accountant for the fiscal year ending September 30, 2010 is considered a routine item and your broker may vote your stock for this proposal. As of this year, due to NYSE rule changes, the election of directors is no longer considered a routine item. As a result, you must provide specific instructions on director elections, if you want your vote to count. If you do not provide instructions to your broker as to how to vote on a non-routine item, your vote will be deemed a broker “non-vote”. In determining whether a vote was cast for a proposal, such broker “non-votes” will not be counted.

If any other matter is brought before the Annual Meeting, shares represented by proxies will be voted by the proxy holders as directed by a majority of the Board.

Votes Required

Each of the proposals will be considered separately.

Item 1 —	Election of Directors

The affirmative vote of a plurality of the votes entitled to be cast by the holders of Common Stock and Preferred Stock present in person or represented by proxy is required to elect each director nominee. Proxies cannot be voted for a greater number of persons than are named. Abstentions from voting will have no effect on the election of directors.

Item 2 —	Ratification of the Appointment of the Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010 is approved if the number of shares voted in favor exceeds the number of shares voted against.

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Dissenter’s Right of Appraisal

There are no rights of appraisal or similar rights of dissenters with respect to any of the scheduled matters to be acted upon at the Annual Meeting.

Revocability of Proxies

A stockholder who completes and returns the proxy that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A stockholder may revoke a proxy by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the

Secretary of the Company at the Company’s office address at 1961 Bishop Lane, Louisville, Kentucky 40218, any time before the Annual Meeting. Stockholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the beginning of voting, or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

Solicitation of Proxies

The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of Common Stock or Preferred Stock, and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith. The Company will bear the costs of the Annual Meeting and of soliciting proxies, including the cost of printing and mailing this proxy statement and related materials.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, three directors will be elected to serve until the next annual meeting of stockholders. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees.

Nominees for Election as Directors

Set forth below is a list of Board members who will stand for re-election at the Annual Meeting, together with their ages, all Company positions and offices each person currently holds and the year in which each person joined the Board.

Name	Age	Position or Office	Director Since

Bruce Widener	48	Director, Chairman, Chief Executive Officer	2007
J. Sherman Henderson III	67	Director	2007
John D. Rhodes III	55	Director	2007

Bruce Widener, Director, Chairman and Chief Executive Officer.  Mr. Widener possesses over 19 years of industry experience. Prior to developing and forming Beacon, Mr. Widener served as Chief Operating Officer of US Wireless Online, a provider of wireless internet access and related applications during 2006. On October 9, 2007, US Wireless Online filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. From 2004 to 2006 Mr. Widener served as Senior Vice President of Corporate Development of UniDial Communications / Lightyear Network Solutions. Mr. Widener was an independent contractor with PTEK in 2002 and became Senior Vice President of Indirect Channel Sales in 2003 through 2004.

J. Sherman “Sherm” Henderson III, Director.  Mr. Henderson has more than 35 years of business experience, including company ownership, sales, marketing and management. He has served as president and CEO of Lightyear Network Solutions, LLC since its inception in 2003. Lightyear Network Solutions, LLC is the successor to Lightyear Communications, Inc. following its reorganization in April 2004 under Chapter 11 of the U.S. Bankruptcy Code. Mr. Henderson served as President and CEO of Lightyear Communications, Inc. since its formation in 1993. In 2004, he was voted chairman of COMPTEL, the leading communications trade association, made up of more than 300 member companies. Mr. Henderson is a graduate of Florida State University, with a B.A. degree in Business Administration.

John D. Rhodes, III, M.D., Director.  Dr. Rhodes practiced as a physician and has been Board Certified in Internal Medicine and Cardiovascular Diseases serving as Chief Fellow in Cardiology at the University of Louisville School of Medicine from 1984- 1985 and was elected a Fellow of the American College of Cardiology. Dr. Rhodes retired from his private practice in 2005. In his retirement, Dr. Rhodes has been an active investor in the telecom, restaurant and real estate industries. Dr. Rhodes was a founding investor in Texas Roadhouse and served as a member of its advisory board until its initial public offering in 2004.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES FOR DIRECTOR OF THE COMPANY.

Meetings of the Board of Directors

The Board met on five occasions during the year ended September 30, 2009. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his period of service. In addition, all members of the Board are expected to attend the Annual Meeting.

Committees of the Board of Directors

The Board has two standing committees: the Audit Committee and the Compensation Committee. All members of these committees are “independent” as defined in rules and listing standards applicable to the Company.

Role of Audit Committee.

Our board of directors has an Audit Committee, the purpose of which is to review and evaluate the results and scope of the audit and other services provided by our independent registered public accounting firm, as well as our accounting principles and system of internal accounting controls, and to review and approve any transactions between us and our directors, officers or significant shareholders. In fulfilling its responsibility, the Audit Committee pre-approves, subject to stockholder ratification, the selection of our independent registered public accounting firm. The Audit Committee also reviews our consolidated financial statements and the adequacy of our internal controls. The Audit Committee meets at least quarterly with our management and our independent registered public accounting firm to review and discuss the results of audits or reviews of our consolidated financial statements, the evaluation of our internal audit controls, and the overall quality of our financial reporting and our critical accounting policies. The Audit Committee meets separately, at least quarterly, with the independent registered public accounting firm. In addition, the Audit Committee oversees our existing procedures for the receipt, retention and handling of complaints related to auditing, accounting and internal control issues, including the confidential, anonymous submission by employees of concerns on questionable accounting and auditing matters. The board of directors has determined the Audit Committee to be comprised of John D. Rhodes III and J. Sherman Henderson III. As of the date of filing, J. Sherman Henderson III is independent in accordance with Nasdaq Marketplace Rules and regulations established by the Securities and Exchange Commission, or SEC Regulations, governing audit committee member independence.

Role of Compensation Committee.

The Compensation Committee of our Board has primary responsibility for assisting the Board in developing and evaluating potential candidates for executive positions, including the CEO, and for overseeing the development of executive succession plans. As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for the CEO and the other named executive officers. The Compensation Committee evaluates the performance of the CEO and determines CEO compensation in light of the goals and objectives of the compensation program.

Role of Executive Officers in Determining Compensation

The CEO and the Compensation Committee together assess the performance of the other named executives and determine their compensation, based on initial recommendations from the CEO. Our CEO assists the Compensation Committee in reaching compensation decisions with respect to the named executives other than the CEO. The other named executives do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO. Our CEO is not involved with any aspect of determining his own compensation. The Compensation Committee makes all compensation decisions for our CEO. Although our CEO assists the Compensation Committee in reaching compensation decisions with respect to the other named executive officers, the Compensation Committee has final discretionary authority to approve compensation of all named executive officers, including our CEO.

Role of Compensation Consultant.

The Compensation Committee did not use the services of a compensation consultant to establish the compensation program for named executive officers for fiscal year 2008 but did engage a consultant to assist in fiscal year 2009 compensation consideration. In the future, the Compensation Committee may engage or seek the advice of compensation consultants to provide insight on compensation trends along with general views on specific compensation programs.

The members of the Compensation Committee are Messrs. Henderson and Rhodes. The Compensation Committee held one meeting during 2009.

Policy Regarding Consideration of Candidates for Director

Stockholder Nominees

The Board of Directors of the Company will consider stockholder recommendations for director nominees at the 2010 Annual Meeting if stockholders comply with the requirements of the Company’s bylaws; a copy of the relevant section of the bylaws may be obtained from the Company’s Secretary at 1961 Bishop Lane, Louisville, Kentucky 40218.

Director Qualifications

The Board of Directors of the Company seeks to ensure that the majority of directors qualify as “independent” under all applicable rules. The Board of Directors of the Company will review with the Board the requisite skills and characteristics for potential nominees. This assessment will include consideration of the nominees’ qualification as independent as well as their background, board skill needs, diversity and business experience. The Board will seek individuals who have displayed high ethical standards, integrity and sound business judgment.

The Board of Directors of the Company may also consider such other factors as it may deem are in the best interest of the Company and its stockholders. The manner in which the Board of Directors of the Company evaluates a potential nominee will not differ based on whether the nominee is recommended by a stockholder of the Company.

The Company does not pay a third party fee to assist in identifying and evaluating nominees, but the Company does not preclude the potential for using such services if needed as may be determined at the discretion of the Board of Directors of the Company.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a Code of Ethics for all employees including the Chief Executive Officer and Principal Financial Officer. The Code of Ethics is posted on our website, www.askbeacon.com, (under the caption Investor Relations -> Management). We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Ethics for the Chief Executive Officer and Principal Financial Officer by posting such information on our website. We undertake to provide to any person a copy of this Code of Ethics upon request to our Corporate Secretary at 1961 Bishop Lane, Louisville, Kentucky 40218.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to prior authorization of the Company’s Board, the Audit Committee has appointed the firm of Marcum LLP to serve as the independent public accountants to audit the financial statements of the Company for the year ended September 30, 2010. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of Marcum LLP. If the stockholders fail to ratify the appointment of Marcum LLP, the Audit Committee will reconsider such appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. Representatives of Marcum LLP are expected to be present at the Annual Meeting via teleconference, will have the opportunity to make a prepared statement, and will be available to respond to questions, as appropriate.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2010.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names of our directors and executive officers, their ages and their current positions.

			Director or
			Executive
Name	Age	Position or Office	Officer Since

Bruce Widener	48	Director, Chairman, Chief Executive Officer	2007
J. Sherman Henderson III	67	Director	2007
John D. Rhodes III	55	Director	2007
Richard C. Mills	54	President	2007
Michael Grendi	43	Chief Financial Officer, Secretary, Treasurer	2010
Gerald Bowman	51	Senior Vice President of Global Services	2009
Robert Mohr	43	Chief Accounting Officer	2007

STOCK OWNERSHIP INFORMATION

The following table sets forth certain information regarding the ownership of our common stock as of April 6, 2010 by (i) any person who is known to us to be the beneficial owner of more than five percent of our common stock, (ii) all directors, (iii) all executive officers named in the Summary Compensation Table herein and (iv) all directors and executive officers as a group. Warrants and options to acquire our common stock, and convertible preferred stock included in the amounts listed below are currently exercisable or convertible or will be exercisable or convertible within 60 days after April 6, 2010, and are deemed outstanding for computing the ownership percentage of the stockholder holding such warrants, option or convertible preferred stock, but are not deemed outstanding for computing the ownership percentage of any other stockholder.

	Beneficial
Name	Ownership	% of Class

Bruce Widener(1)	2,933,333	7.6%
J. Sherman Henderson III(2)	1,035,000	2.7%
John D. Rhodes III(3)	2,966,606	7.7%
Richard C. Mills(4)	1,172,333	3.0%
Michael Grendi	0	0.0%
Gerald Bowman	0	0.0%
Robert R. Mohr(5)	198,333	0.5%
Directors and Named Executives Officers (as a group)	8,305,605	21.5%

As shareholders with a greater than 5% ownership of the company, Mr. Widener’s address is 1311 Herr Lane, Louisville, Kentucky 40218 and Dr. Rhodes’ address is 3615 Woodside Place, Louisville, Kentucky 40222.

(1)	Includes 333,333 shares into which vested Stock Options are exercisable at anytime.

(2)	Includes 30,000 shares held by LANJK, LLC (a limited liability company wholly owned by Mr. Henderson’s wife with Mr. Henderson as manager).

(3)	Includes 166,667 shares into which the Exchange Bridge Note, held by Dr. Rhodes, is convertible, 173,000 shares for which the Exchanged Bridge Warrants held by Dr. Rhodes are exercisable at anytime, 716,662 shares for which the Equity Financing Warrants are exercisable at anytime, 300,000 warrants to purchase shares in exchange for his representation on the Board of Directors, 777,777 shares into which the Series B Preferred Stock is convertible, 350,000 Warrants issued pursuant to the Series B Preferred Stock purchase, and 112,500 shares into which the Note Payable Warrants are exercisable at anytime.

(4)	Includes 421,500 vested shares of Beacon Common Stock from 632,250 shares stipulated in the Employment Agreement, subject to a three-year vesting provision, where such shares will vest in three equal installments on December 20, 2008, 2009 and 2010. In addition, includes 333,333 shares into which vested Stock Options are exercisable at anytime.

(5)	Includes 198,333 shares into which vested Stock Options are exercisable at anytime.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers.

Name	Age	Title

Bruce Widener	48	Director, Chairman, Chief Executive Officer
Richard C. Mills	54	President
Michael Grendi	43	Chief Financial Officer, Secretary, Treasurer
Gerald Bowman	51	Senior Vice President of Global Services
Robert Mohr	43	Chief Accounting Officer

Bruce Widener, Director, Chairman and Chief Executive Officer.  Mr. Widener possesses over 19 years of industry experience. Prior to developing and forming Beacon, Mr. Widener served as Chief Operating Officer of US Wireless Online, a provider of wireless internet access and related applications during 2006. On October 9, 2007, US Wireless Online filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. From 2004 to 2006 Mr. Widener served as Senior Vice President of Corporate Development of UniDial Communications / Lightyear Network Solutions. Mr. Widener was an independent contractor with PTEK in 2002 and became Senior Vice President of Indirect Channel Sales in 2003 through 2004.

Richard C. Mills, President.  Mr. Mills possesses over 26 years of industry experience. Prior to joining Beacon, he joined publicly traded Pomeroy Computer Resources, Inc. in 1993 and served as Chief Operating Officer and a member of the Board of Directors from 1995 until 1999. Mr. Mills previously served as CEO of Cyberswap, Inc. where he grew sales from $2 million per month to over $10 million per month in less than one year. He was a founder of Strategic Communications LLC.

Michael Grendi, Chief Financial Officer, Treasurer and Secretary.  On February 17, 2010, the Company appointed Michael Grendi to the officer position of Chief Financial Officer, Treasurer and Secretary. Mr. Grendi brings over 20 years of experience with publicly traded companies in the fields of finance, accounting and mergers & acquisitions. His prior roles have included: Chief Financial Officer of the Americas Division for Travelex, a UK based global technology company specializing in foreign exchange; Head of Domestic Corporate Finance Group for Yum! Brands, which operates and licenses such well known chains as Taco Bell, Pizza Hut and KFC; Head of North American Mergers & Acquisitions at ABN AMRO Investment Banking and Vice President of the Corporate Finance Group at Société Générale, one of Europe’s largest financial services companies. Mr. Grendi, a C.P.A, graduated from Columbia Business School with a M.B.A.

Gerald Bowman, Senior Vice President of Global Services.  On November 18, 2009, the Company appointed Gerald Bowman to the officer position of Senior Vice President of Global Services. Mr. Bowman

brings over 20 years of experience in the IT industry serving in roles which included: Managing Director/Vice President of Enterprise Global Services for CommScope, a $4 billion manufacturer of connectivity solutions for communications networks; Chief Operating Officer for Superior Systems Technologies; Vice President of Engineering at Riser Management Systems, and Vice President and General Manager at VARtek.

Robert R. Mohr, CPA, Chief Accounting Officer.  Prior to joining Beacon, Mr. Mohr served as Director of Financial Reporting of Triple Crown Media, Inc. (NASDAQ: TCMI), a $130 million sports marketing, association management and newspaper concern, where he was in charge of SEC compliance, financial reporting and analysis from 2005 to 2007. From 2002 to 2005 Mr. Mohr was Chief Financial Officer of Culinary Standards Corp. Over the past 18 years Mr. Mohr has served in senior financial roles in both public and private companies in varying stages of development including start-ups, mergers and acquisitions, restructurings, leveraged buy-outs and turnarounds. Pursuant to financial roles, Mr. Mohr has also served as the leader of human resources, information technology, distribution and customer service.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows the compensation earned for the time periods by: (1) the Chief Executive Officer, (2) the President, (3) the Chief Financial Officer, and (4) each of the two other highest compensated executive officers of the Company serving at September 30, 2009 (collectively, the “Named Executive Officers”).

Summary Compensation Table

											Change
											in
											Pension
											Value
											and
											Nonquali-
										Non-	fied
										Equity	Deferred	All
										Incentive	Compen-	Other
						Stock		Option		Plan	sation	Compen-
				Bonus ($)		Awards ($)		Awards ($)		Compen-	Earnings	sation		Total
Name and Principal	Year	Salary ($)		(1)		(2)		(3)		sation ($)	($)	($)		($)
Position (A)	(B)	(C)		(D)		(E)		(F)		(G)	(H)	(I)		(J)

Bruce Widener	2009	203,035	(4)					104,795	(5)			12,893	(6)	215,928
Chairman, Chief	2008	190,378	(7)									11,912	(8)	307,085
Executive Officer
Richard C. Mills	2009	156,086	(9)			90,202	(10)	104,795	(11)			12,696	(12)	363,779
President	2008	110,494	(13)			266,694	(14)					10,578	(15)	387,766
Kenneth Kerr	2009	150,000	(16)									112,120	(17)	262,119
Chief Operating	2008	109,615	(18)									10,306	(19)	119,921
Officer
Robert Mohr	2009	150,000	(20)					63,699	(21)			4,382	(22)	218,081
Chief Accounting	2008	126,923	(23)	5,000	(24)			7,358	(25)			2,743	(26)	142,024
Officer, Treasurer and Secretary
Gerald Bowman	2009	5,769	(27)											5,769
Senior Vice President of Global Services

(1)	For purposes of this Summary Compensation Table, the cash incentive awards to the named executive officers, which are discussed in further detail under the heading “Compensation Discussion and Analysis — Compensation for Named Executive Officers for Fiscal Year 2009,” have been characterized as “Non-Equity Incentive Plan Compensation” under column (G).

(2)	The amounts in Column (E) represent the proportionate amount of the total fair value of restricted stock recognized by us as an expense in fiscal years 2008 and 2009 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in fiscal year 2009 were determined in accordance with ASC 718. The awards for which expense is shown in column (E) include awards described in the Grants of Plan-Based Awards table included elsewhere in this section. The assumptions used in determining the grant date fair values of these awards are set forth in Note 16 to our consolidated financial statements included in the Company’s annual report on Form 10-K.

(3)	The amounts in column (F) represent the proportionate amount of the total fair value of stock options recognized by us as an expense in fiscal years 2008 and 2009 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of these awards and the amounts expensed in fiscal years 2008 and 2009 were determined in accordance with ASC 718. The awards for which expense is shown in column (F) include the awards described in the Grants of Plan-Based Awards table included elsewhere in this section. The assumptions used in determining the grant date fair values of these awards are set forth in Note 16 to our consolidated financial statements included in the Company’s annual report on Form 10-K.

(4)	Amount includes $240,000 annual salary under the terms of Mr. Widener’s employment agreement and amounts agreed upon with Founders prior to execution of the employment agreement.

(5)	Amount relates to unrestricted stock grant which is discussed in further detail in Note 16 to our consolidated financials statements included in the Company’s annual report on Form 10-K.

(6)	Amount paid for 401(K) match, medical, dental and vision insurance.

(7)	Amount includes $180,000 annual salary under the terms of Mr. Widener’s employment agreement and amounts agreed upon with Founders prior to execution of the employment agreement.

(8)	Amount paid for medical, dental and vision insurance.

(9)	Amount includes $150,000 annual salary under the terms of Mr. Mills’ employment agreement and amounts agreed upon with Founders prior to execution of the employment agreement.

(10)	Amount relates to restricted stock grant which is discussed in further detail in Note 16 to our consolidated financial statements included in the Company’s annual report on Form 10-K.

(11)	Amount relates to unrestricted stock grant which is discussed in further detail in Note 16 to our consolidated financial statements included in the Company’s annual report on Form 10-K.

(12)	Amount paid for 401k, match, medical, dental and vision insurance.

(13)	Amount includes $150,000 annual salary under the terms of Mr. Mills’ employment agreement for partial year since execution of the employment agreement..

(14)	Amount relates to restricted stock grant which is discussed in further detail in Note 16 to our consolidated financial statements included in the Company’s annual report on Form 10-K.

(15)	Amount paid for medical, dental and vision insurance.

(16)	Amount includes $150,000 annual salary under the terms of Mr. Kerr’s employment agreement and amounts agreed upon with Founders prior to execution of the employment agreement.

(17)	Amount paid for medical, dental and vision insurance.

(18)	Amount includes $150,000 annual salary under the terms of Mr. Kerr’s employment agreement for partial year since execution of the employment agreement.

(19)	Amount paid for medical, dental and vision insurance .

(20)	Amount includes $150,000 annual salary under the terms of Mr. Mohr’s employment agreement and amounts agreed upon with Founders prior to execution of the employment agreement.

(21)	Amount relates to unrestricted stock grant which is discussed in further detail in Note 16 to our consolidated financials statements included in the Company’s annual report on Form 10-K.

(22)	Amount paid for 401k match, medical, dental and vision insurance

(23)	Amount includes $150,000 annual salary under the terms of Mr. Mohr’s employment agreement for partial year since execution of the employment agreement.

(24)	Amount represents a bonus for timely filing of documents with the Securities Exchange Commission.

(25)	Amount represents non-cash compensation expense recognized for financial accounting purposes determined in accordance with ASC 718.

(26)	Amount paid for medical, dental and vision insurance.

Amount includes $150,000 annual salary under the terms of Mr. Bowman’s employment agreement for partial year since execution of the employment agreement

Outstanding Equity Awards at Fiscal Year-End

The following table details the equity incentive awards outstanding as of September 30, 2009. For additional information about the option awards, see “Equity Awards” and “Compensation for Named Executive Officers in Fiscal Year 2009” under “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year-End

Stock Awards
Equity
Incentive
								Equity	Plan
	Option Awards							Incentive	Awards:
			Equity					Plan	Market or
			Incentive					Awards:	Payout
			Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
			Number of			Number	Value of	Shares,	Shares,
	Number of	Number of	Unearned			of Shares	Shares or	Units or	Units or
	Securities	Securities	Securities			or Units	Units of	Other	Other
	Underlying	Underlying	Underlying			of Stock	Stock	Rights	Rights
	Unexercised	Unexercised	Unexercised			that have	that have	that have	that have
	Options	Options	Options	Option	Option	Not	Not	Not	Not
	(#)	(#)	(#)	Exercise	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	Unexercisable	Price	Date	(#)	($)	(#)	($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)

Bruce Widener		1,000,000		$1.19	5/8/2019		—
Richard C. Mills						421,500	442,575
Richard C. Mills		1,000,000		$1.19	5/8/2019
Robert Mohr	20,000	40,000		$1.20	3/26/2018
Robert Mohr	75,000			$0.80	1/9/2019
Robert Mohr		250,000		$1.19	5/8/2019

Options Exercises and Stock Vested

The following table provides information on stock awards vested for the year ended September 30, 2009. Pursuant to a grant of 782,250 shares of restricted stock to Mr. Mills, awarded on December 20, 2007, 150,000 shares vested on that date when the stock was valued at $0.85 per share. Subsequent vesting occurs in equal amounts annually on each of December 21, 2008, 2009, and 2010, at December 21, 2008 when 210,750 shares vested the stock was valued at $1.20 per share.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(A)	(B)	(C)	(D)	(E)

Richard C. Mills			150,000	$127,500
			210,750	$252,900

Potential Payments Upon Termination or Change in Control

The following table summarizes the value of the termination payments and benefits Mr. Widener, Mills, and Mohr would receive if they had terminated employment on September 30, 2009 under the circumstances shown pursuant to the terms of the employment agreements we have entered into with each of them. For further description of the employment agreement governing these payments, see “Employment Agreements.” Other than the employment agreements with our named executives, there is no formal policy with respect to payments to named executive officers upon a termination of such officer or change in control of the Company. In addition, the employment agreements with our named executives do not provide for any payments upon a change in control. The tables exclude (i) amounts accrued through September 30, 2009 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual bonus for fiscal year 2009 and reimbursed business expenses and (ii) vested account balances under our 401(k) Plan that is generally available to all of our employees.

Bruce Widener

						Termination
						by Company	Termination
						Without Cause	Following or
						or Executive	Prior to a
						with Good	Change in
	Retirement	Death		Disability		Reason	Control
Benefit	($)	($)		($)		($)	($)

Cash Severance	—	$240,000	(1)	$240,000	(1)	$720,000 (1)	— (2)
Acceleration of Restricted Stock	—	—		—		—	— (2)
Acceleration of Stock Options	—	—		—		—	— (2)
Health & Welfare Benefits	— (3)	—	(3)	3,121	(3)	3,121 (3)	— (2)

(1)	Excluding accrued, but unpaid, base salary, annual bonus, accrued vacation, 401(k) payments and unreimbursed business expenses.

(2)	Executive is not entitled to any specific payments upon a change in control, other than such payment that Executive would otherwise be entitled to if termination upon a change in control is by reason of death or disability or by the Company without Cause or the Executive for Good Reason, as provided in the related columns.

(3)	Executive is entitled to continued participation in our group health plan, assuming he makes a timely election of continuation coverage under COBRA, at the Company’s expense.

Richard Mills

						Termination
						by Company	Termination
						Without Cause	Following or
						or Executive	Prior to a
						with Good	Change in
	Retirement	Death		Disability		Reason	Control
Benefit	($)	($)		($)		($)	($)

Cash Severance	—	$37,500	(1)	$37,500	(1)	$150,000 (1)	$— (2)
Acceleration of Restricted Stock	—	—		—		445,124 (3)	$— (2)
Acceleration of Stock Options	—	—		—		—	$— (2)
Health & Welfare Benefits	— (4)	—	(4)	3,001	(4)	3,001 (4)	$— (2)

(1)	Excluding accrued, but unpaid, base salary, annual bonus, accrued vacation, 401(k) payments and unreimbursed business expenses.

(2)	Executive is not entitled to any specific payments upon a change in control, other than such payment that Executive would otherwise be entitled to if termination upon a change in control is by reason of death or disability or by the Company without Cause or the Executive for Good Reason, as provided in the related columns.

(3)	Upon termination by the Company for Cause or the Executive for Good Reason, restricted stock vests as described in Note 14 to the consolidated financial statements.

(4)	Executive is entitled to continued participation in our group health plan, assuming he makes a timely election of continuation coverage under COBRA, at the Company’s expense.

Robert Mohr

						Termination
						by Company	Termination
						Without Cause	Following or
						or Executive	Prior to a
						with Good	Change in
	Retirement	Death		Disability		Reason	Control
Benefit	($)	($)		($)		($)	($)

Cash Severance	—	$37,500	(1)	$37,500	(1)	$150,000 (1)	— (2)
Acceleration of Restricted Stock	—	—		—		—	— (2)
Acceleration of Stock Options	—	—		—		—	— (2)
Health & Welfare Benefits	— (3)	—	(3)	977	(3)	977 (3)	— (2)

(1)	Excluding accrued, but unpaid, base salary, annual bonus, accrued vacation, 401(k) payments and unreimbursed business expenses.

(2)	Executive is not entitled to any specific payments upon a change in control, other than such payment that Executive would otherwise be entitled to if termination upon a change in control is by reason of death or disability or by the Company without Cause or the Executive for Good Reason, as provided in the related columns.

(3)	Executive is entitled to continued participation in our group health plan, assuming he makes a timely election of continuation coverage under COBRA, at the Company’s expense.

Gerald Bowman

						Termination
						by Company	Termination
						Without Cause	Following or
						or Executive	Prior to a
						with Good	Change in
	Retirement	Death		Disability		Reason	Control
Benefit	($)	($)		($)		($)	($)

Cash Severance	—	$37,500	(1)	$37,500	(1)	$150,000 (1)	— (2)
Acceleration of Restricted Stock	—	—		—		—	— (2)
Acceleration of Stock Options	—	—		—		—	— (2)
Health & Welfare Benefits	— (3)	—	(3)	977	(3)	977 (3)	— (2)

(1)	Excluding accrued, but unpaid, base salary, annual bonus, accrued vacation, 401(k) payments and unreimbursed business expenses.

(2)	Executive is not entitled to any specific payments upon a change in control, other than such payment that Executive would otherwise be entitled to if termination upon a change in control is by reason of death or disability or by the Company without Cause or the Executive for Good Reason, as provided in the related columns.

(3)	Executive is entitled to continued participation in our group health plan, assuming he makes a timely election of continuation coverage under COBRA, at the Company’s expense.

DIRECTOR COMPENSATION

Our directors have agreed to serve on our board of directors based on their existing equity position in Beacon. John D. Rhodes III was issued 300,000 Warrants to purchase Beacon common stock in exchange for his service on the board by unanimous vote in a Board Meeting on March 26, 2008. On January 9, 2009, the Compensation Committee resolved to pay directors $500 per meeting via telephone and $2,500 per meeting in person but the directors unanimously agreed to waive this compensation until such time as the company achieved positive net income. As a result, no director received or accrued any compensation for service in fiscal year 2009.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No person who was a member of the Compensation Committee during the twelve months ended September 30, 2009 was a present or former officer or employee of ours. None of our executive officers served during the twelve months ended September 30, 2009 as a director or member of a compensation committee of any entity one of whose executive officers served on the Board or the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy

The goal of our compensation program for our named executive officers is the same as our goal for operating Beacon — to create long-term value for our stockholders. Toward this goal, we have designed and implemented our compensation programs for our named executive officers to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with us for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives, as described below. These elements consist of salary, annual bonus and share-based incentive compensation. In deciding on the type and amount of compensation for each named executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each named executive in a manner we believe optimizes the executive’s contribution to us.

Overview of Compensation Objectives

Performance.

The amount of compensation for each named executive officer reflects his superior management experience, continued high performance and exceptional career of service to us. Key elements of compensation that depend upon the named executive officer’s performance include:

•	Base salary, which provides fixed compensation based on competitive market practice and in accordance with the terms of the executive’s employment agreement.

•	Bonus, which is discretionary and payable in cash or equity incentives based on an assessment of each executives’ performance against pre-determined quantitative and qualitative measures within the context of our overall performance.

•	Equity incentive compensation in the form of stock options and/or restricted stock subject to vesting schedules that require continued service with us.

•	Our matching contributions to our named executive officers who participate in our 401(k) plan.

•	Other benefits.

Base salary and bonus are designed to reward annual achievements and be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. Share-based compensation is focused on motivating and challenging the executive to achieve superior, longer-term, sustained results.

Alignment.

We seek to align the interests of our named executive officers with those of our stockholders, and provide them with an opportunity to acquire a proprietary interest in us, by evaluating executive performance on the basis of key financial measurements, which we believe closely correlate to long-term stockholder value, including revenue, operating profit and cash flow from operating activities. Key elements of compensation that align the interests of the named executives with stockholders include equity incentive compensation, which links a significant portion of compensation to stockholder value because the total value of those awards corresponds to stock price appreciation that correlates strongly with meeting company performance goals.

Retention.

Due to extensive management experience, our senior executives are on occasion presented with other professional opportunities, including ones at potentially higher compensation levels. We attempt to retain our executives by using continued service as a determinant of total pay opportunity. Key elements of compensation that require continued service to receive any, or maximum, payout include the vesting terms in our equity-based compensation programs, including stock option and restricted stock awards.

Implementing Our Objectives

Determining Appropriate Pay Levels.

We compete with many other companies for experienced and talented executives. As such, market information regarding pay practices at peer companies (as provided in the public reports filed by such companies with the SEC) is reviewed and considered in assessing the reasonableness of compensation and ensuring that compensation levels remain competitive in the marketplace.

We rely upon our subjective judgment in making compensation decisions, after reviewing our performance and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, such individual’s career with us, current compensation arrangements and long-term potential to enhance stockholder value. Specific factors affecting compensation decisions for our named executive officers include:

•	Key financial measurements such as revenue, operating profit and cash flow from operating activities.

•	Strategic objectives such as acquisitions, dispositions or joint ventures.

•	Promoting commercial excellence by launching new or continuously improving services, and attracting and retaining customers.

•	Achieving specific operational goals for us including improved productivity, simplification and risk management.

•	Achieving excellence in their organizational structure and among their employees.

We generally do not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. Although we consider competitive market compensation paid by other companies, we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on those data to determine executive compensation. We incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

Allocation of Compensation

There is no pre-established policy or target for the allocation of compensation, other than the employment agreements as previously referenced. We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executive officers to deliver superior performance and retain them on a cost-effective basis.

Timing of Compensation

As discussed elsewhere, compensation (including salary base adjustments, stock options and restrictive stock awards, incentive plan eligibility, incentive plan goal specifications and incentive plan payments, for our named executive officers) are typically reviewed annually.

Minimum Stock Ownership Requirements

We do not have any minimum stock ownership guidelines. All of our named executive officers, however, currently beneficially own either one, or a combination, of shares of common stock, shares of our restricted stock, or stock options to purchase our common stock.

Annual Compensation Objectives

Base Salary.

Base salaries for our named executive officers depend on the scope of their responsibilities, their performance, and the period over which they have performed those responsibilities. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside Beacon. Base salaries are reviewed periodically, but are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with our primary intent of offering compensation that is contingent on the achievement of performance objectives.

Beacon entered into employment agreements with three of its key executives with no specific expiration dates that provide for aggregate annual compensation of $540,000 and up to $1,020,000 of severance payments for termination without cause. We discuss the terms and conditions of these agreements under “Employment Agreements.”

Bonus.

Each September, the CEO reviews with the Compensation Committee our estimated full-year financial results against the financial, strategic and operational goals established for the year, and our financial performance in prior periods. Based on that review, the Compensation Committee determines on a preliminary basis whether each named executive officer has achieved the objectives upon which the bonus is evaluated. After reviewing the final full-year results, the Compensation Committee approves total bonuses to be awarded. Bonuses will be approved subject to the results of our year-end financial audit and paid shortly thereafter.

The Compensation Committee, with input from the CEO with respect to the other named executive officers, uses discretion in determining the current year’s bonus for each named executive officer. It evaluates our overall performance, the performance of the business unit or function that the named executive officer leads and an assessment of each executive officer’s performance against expectations, which is reviewed at the end of the year. The bonuses also reflect (and are proportionate to) the consistently increasing and sustained annual financial results of Beacon. We believe that the annual bonus rewards the executives who drive these results and incentivizes them to sustain this performance.

Whether or not a bonus is in fact earned by an executive is based on both an objective analysis (predetermined operating profit targets based on budgeted operating revenues) and a subjective analysis (based on the individual’s contribution to us or the business unit), The financial objective for each named executive officer for fiscal year 2008 and 2009 are discussed below. In making the subjective determinations, the Compensation Committee does not base its determination on any single performance factor nor does it assign relative weights to factors, but considers a mix of factors, including evaluations of superiors, and evaluates an individual’s performance against such mix in absolute terms in relation to our other executives.

The salaries paid and the annual bonuses awarded to the named executive officers for fiscal years 2008 and 2009 are discussed below and disclosed in the Summary Compensation Table.

Equity Awards

Our equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with our stockholders and retain the executives through the vesting period established for the awards. All of our officers and key employees (including our named executive officers) and our directors are eligible for grants of stock options and other stock-based awards (including restricted stock). We consider the grant size and the appropriate combination of stock options, common stock and restricted stock when making award decisions. Equity incentive compensation granted for fiscal 2008 and 2009 is discussed below and disclosed in the Summary Compensation Table. Existing ownership levels are not a factor in award determination, as we do not want to discourage executives from holding our stock.

We have expensed stock option grants. When determining the appropriate combination of stock options and restricted stock, our goal is to weigh the cost of these grants with their potential benefits as a compensation tool. We believe that providing combined grants of stock options and restricted stock effectively balances our objective of focusing the named executive officers on delivering long-term value to our stockholders, with our objective of providing value to the executives with the equity awards. Stock options only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on the grant date, and thus are an effective compensation element only if the stock price grows over the term of the award. In this sense, stock options are a motivational tool. Unlike stock options, restricted stock offers executives the opportunity to receive shares of our stock on the date the restricted stock vests. In this regard, restricted stock serves both to reward and retain executives, as the value of the restricted stock is linked to the price of our stock on the date the restricted stock vests.

401(k) Plan

We have a 401(k) Savings Plan qualified under Section 401(k) of the Internal Revenue Code, as amended, which is available to all our employees on date of hire. Employees may contribute their salary up to the statutory to the plan through voluntary salary deferred payments. We matched 100% of the first 1% and 50% of the next 5% of each employee’s contribution up to 6% of the employee’s salary until November 9, 2008 at which time the Board of Directors voted to revise the matching contribution to a performance based, profit sharing match.

Eligible named executive officers participated in the 401(k) Plan in fiscal year 2008 and 2009 and received matching contribution from us under the 401(k) Plan for the year ended September 30, 2008 and 2009 as follows:

	Matching	Matching
	Contributions	Contributions
	for the Twelve	for the Twelve
	Months Ended	Months Ended
	September 30,	September 30,
Named Executive Officer	2008	2009

Bruce Widener	$4,274	$773
Richard C. Mills	$3,433	$577
Kenneth Kerr	$3,433	$—
Robert Mohr	$3,607	$606

Other Compensation.

We provide our named executive officers with medical, dental and vision insurance coverage that are consistent with those provided to our other employees. In addition, we provide certain perquisites, which are described in the Summary Compensation Table, to our named executive officers, as a component of their total compensation.

Compensation for Named Executive Officers in Fiscal 2008 and 2009 Strength of company performance.  The specific compensation decisions made for each of the named executive officers for the years ended September 30, 2008 and 2009 reflect our performance against key financial and operational measurements. A more detailed analysis of our financial and operational performance is contained in the Management’s

Discussion & Analysis contained elsewhere in this Annual Report on Form 10-K. Revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) for the years ended September 30, 2008 and 2009 fell below expectations. However, we achieved several of our key priorities in combining and integrating the four acquisitions and transitioning to a publicly traded company during Fiscal 2008 and obtaining significant increases in business as we launched our Infrastructure Management Services and launching international operations in Fiscal 2009.

CEO Compensation.  In determining Mr. Widener’s compensation for the years ended September 30, 2008 and 2009, the Compensation Committee considered his performance against financial, strategic and operational goals for this year as follows:

Financial Objectives

Revenue and EBITDA for fell short of our projections for the years ended September 30, 2008 and 2009.

Strategic and Operational Goals

Execute Phase I Acquisitions	Mr. Widener successfully executed the Phase I Acquisition plan and reverse merger to create Beacon as a public company.

Integrate Phase I Acquisitions	We successfully integrated the four companies into a single business providing the comprehensive services contemplated under the original plan.

Retain Excellent Team	Mr. Widener continued to attract and retain a strong management expertise at all levels of the organization.

Launched Foreign Operations	Mr. Widener successfully launched foreign operations through the acquisition of Symbiotec Solution AG.

Mr. Widener’s salary for the years ended September 30, 2008 and 2009 were $190,378 and $235,342 which included retro pay for the successful conclusion of the Phase I Acquisitions and unpaid retro-pay of $32,308 related to an increase received during the year, respectively.

Other Named Executive Officers’ Compensation.  In determining the compensation of Messrs. Mills and Mohr for the years ended September 30, 2008 and 2009, the Compensation Committee compared their achievements against the performance objectives established for each of them at the beginning of the year and discussed with each individual at the beginning of the year by the CEO. The Compensation Committee evaluated our overall performance and the contributions of each of the other named executive officers to that performance, as well as the performance of the departments that each individual leads when relevant. Each of the other named executive officers has an employment agreement which defines their base salaries. Mr. Mohr earned a bonus during the year ended September 30, 2008 for timely delivery of reports to the Securities and Exchange Commission. Based on our shortfall from our planned revenue and EBITDA, the base salaries remained the same as in Fiscal 2008 for Fiscal 2009 but were evaluated based on achieving specific goals for the fiscal year 2009.

Executive Compensation Tax Deductibility

Section 162(m) of the Code generally provides that the compensation paid by publicly held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1,000,000 per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by shareholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted Common Stock. Although the Company currently attempts to structure all incentive compensation to be deductible for federal income tax purposes, the Company’s primary policy is to maximize the effectiveness of the Company’s executive compensation program. In that regard, the Committee intends to remain flexible to take actions which are deemed to be in the best interests of the Company and its shareholders. Such actions have not always qualified for tax deductibility under the Code and may not do so in the future.

Employment Agreements

Beacon has entered into employment agreement with each of Bruce Widener, Richard C. Mills and Robert Mohr, each effective as of May 8, 2009. Each executive officer has agreed not to compete with us within the United States during the term of his employment and for a period of one year following his termination of employment, nor to solicit our employees for a period of two years following the termination of his employment.

Bruce Widener, Chairman of the Board and Chief Executive Officer, was granted a base salary of $240,000 per year, retroactive to January 1, 2009, with a bonus potential of an additional $240,000 based on achievement of an increase in EBITDA of $5.0 million for the fiscal year ended September 30, 2009 as compared to the fiscal year ended September 30, 2008, measured as 24% of Fiscal 2009 EBITDA. In addition, the agreement includes a provision for three years severance pay for termination without cause, upon a change in control or if the executive resigns for good reason, including 50% of all unearned bonus opportunity for the remaining term of the agreement, immediate vesting of all unearned options, outplacement services and office expenses of up to $2,000 per month during the severance period. Finally, the agreement provides a grant of options to purchase up to 1.0 million shares of our common stock at an exercise price of $1.19 per share which vest in equal amounts over a three year period on the anniversary of the grant. The term of the agreement is 36 months and it provides for a minimum annual 5% cost of living adjustment.

Richard Mills, President, was granted a base salary of $150,000 per year with a bonus potential of $80,000 based on achievement of an increase in EBITDA of $5.0 million for the fiscal year ended September 30, 2009 as compared to the fiscal year ended September 30, 2008, measured as 8% of Fiscal 2009 EBITDA. In addition, the agreement provides for commissions of approximately $120,000 based on the achievement of specific revenue targets and an expense allowance of $12,000 for entertaining clients and corporate functions. Further, the agreement includes a provision for 12 months severance pay for termination without cause or if the executive resigns for good reason. Finally, the agreement provides a grant of options to purchase up to 1.0 million shares of our common stock at an exercise price of $1.19 per share which vest in equal amounts over a three year period on the anniversary of the grant.

Robert Mohr, Chief Accounting Officer, Secretary and Treasurer, was granted a base salary of $150,000 per year with a bonus potential of an additional $60,000 based on achievement of an increase in EBITDA of $5.0 million for the fiscal year ended September 30, 2009 as compared to the fiscal year ended September 30, 2008, measured as 6% of Fiscal 2009 EBITDA. In addition, the agreement includes a provision for 12 months severance pay for termination without cause or if the executive resigns for good reason. Finally, the agreement provides a grant of options to purchase up to 250,000 shares of our common stock at an exercise price of $1.19 per share which vest in equal amounts over a three year period on the anniversary of the grant.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
J. Sherman Henderson III
John D. Rhodes III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 16, 2007, Beacon entered into a $500,000 Bridge Financing Facility provided by J. Sherman Henderson, a founding stockholder and a director of our Company, and Robert Clarkson, a founding stockholder and former director of our Company.

On November 15, 2007, we issued $200,000 of convertible notes payable (the “Bridge Notes”) in a separate debt financing. Of this amount, $100,000 of the Bridge Notes was issued to Dr. John D. Rhodes III, one of the directors of Beacon.

Beacon has obtained insurance through an agency owned by Robert Clarkson, one of our founding stockholders/former director. Insurance expense paid through the agency for the year ended September 30, 2008 and 2009 was $114,378 and $190,000 and is included in selling, general and administrative expense in the accompanying consolidated statement of operations.

On December 28, 2007, we entered into an equity financing arrangement with two of our directors that provided up to $300,000 of additional funding, the terms of which provided for compensation of 10,000 warrants to purchase common stock at $1.00 per share per month, to each individual for the period the financing arrangement was in effect. The warrants have a five-year term. The financing arrangement was terminated upon the close of the Series A-1 Placement. Accordingly, we recognized $58,700 of interest expense for the years ended September 30, 2008 based on the fair value of the warrants as they were earned. The fair values were calculated using the Black-Scholes option pricing model with the following assumptions:

		Expected		Fair Value			Risk-Free	Value	Charge to
	Quantity	Life	Strike	of Common	Volatility	Dividend	Interese	per	Interest
Date Earned	Earned	(Days)	Price	Stock	Rate	Yield	Rate	Warrant	Expense

1/28/2008	20,000	1,825	$1.00	$1.90	66.34%	0%	2.80%	$1.34	$26,800
2/28/2008	20,000	1,825	$1.00	$1.50	66.34%	0%	2.73%	$0.99	$19,800
3/7/2008	10,000	1,825	$1.00	$1.75	66.34%	0%	2.45%	$1.21	$12,100

On May 15, 2008, we entered into an equity financing arrangement with one of our directors that provided up to $500,000 of additional funding, the terms of which provided for issuance of warrants to purchase 33,333 shares of common stock at $1.00 per share per month for the period the financing arrangement is in effect. The warrants have a five-year term. The financing arrangement terminates upon the close of a $3,000,000 equity financing event. On August 19, 2008, we modified the agreement to increase the commitment to $3,000,000 of additional funding that decreases on a dollar for dollar basis as we raise capital in subsequent equity financing transactions up to $3,000,000, upon mutual agreement of our director and us, or on December 31, 2008. As of September 30, 2008, $1,700,000 remained available under this equity arrangement. In consideration for this financing arrangement, we agreed to issue a five year warrant to purchase 100,000 shares of common stock at an exercise price of $1.00 per share in addition to the ongoing warrants earned under the original agreement. Accordingly, we recognized $176,999 and $288,945 of interest expense for the years ended September 30, 2008 and 2009 based on the fair value of the warrants as they were earned. The fair values were calculated using the Black-Scholes option pricing model with the following assumptions:

		Expected		Fair Value			Risk-Free	Value	Charge to
	Quantity	Life	Strike	of Common	Volatility	Dividend	Interese	per	Interest
Date Earned	Earned	(Days)	Price	Stock	Rate	Yield	Rate	Warrant	Expense

6/15/2008	33,333	1,825	$1.00	$1.01	66.34%	0%	3.73%	$0.58	$19,333
7/15/2008	33,333	1,825	$1.00	$1.25	66.34%	0%	3.12%	$0.78	$26,000
8/15/2008	33,333	1,825	$1.00	$1.50	66.34%	0%	3.41%	$1.00	$33,333
8/19/2008	100,000	1,825	$1.00	$1.25	66.34%	0%	3.07%	$0.78	$78,000
9/15/2008	33,333	1,825	$1.00	$1.05	66.34%	0%	2.59%	$3.61	$20,333

For year ended September 30, 2008									$176,999

10/15/2008	33,333	1,825	$1.00	$1.20	66.34%	0%	2.90%	$0.74	$24,666
11/15/2008	33,333	1,825	$1.00	$0.85	66.34%	0%	2.33%	$0.45	$15,000
12/15/2008	33,333	1,825	$1.00	$1.52	66.34%	0%	1.50%	$0.99	$33,000
12/31/2008	16,667	1,825	$1.00	$1.01	66.34%	0%	1.55%	$0.57	$9,500
1/9/2009	100,000	1,825	$1.00	$0.80	66.34%	0%	1.51%	$0.41	$41,000
2/9/2009	33,333	1,825	$1.00	$0.80	66.34%	0%	1.99%	$0.41	$13,667
3/9/2009	33,333	1,825	$1.00	$0.54	66.34%	0%	1.90%	$0.23	$7,667
4/9/2009	33,333	1,825	$1.00	$0.75	66.34%	0%	1.90%	$0.37	$12,333

		Expected		Fair Value			Risk-Free	Value	Charge to
	Quantity	Life	Strike	of Common	Volatility	Dividend	Interese	per	Interest
Date Earned	Earned	(Days)	Price	Stock	Rate	Yield	Rate	Warrant	Expense

5/9/2009	33,333	1,825	$1.00	$1.19	66.34%	0%	2.09%	$0.72	$23,970
6/9/2009	33,333	1,825	$1.00	$1.35	66.34%	0%	2.73%	$0.86	$28,666
7/9/2009	33,333	1,825	$1.00	$1.61	66.34%	0%	2.31%	$1.08	$35,983
8/9/2009	33,333	1,825	$1.00	$1.20	66.34%	0%	2.75%	$0.74	$24,533
9/9/2009	33,333	1,825	$1.00	$1.00	66.34%	0%	2.38%	$0.57	$18,960

For year ended September 30, 2009									$288,945

In addition, contingent upon the drawdown of any part of the equity financing commitment, the director would earn the right to purchase up to 1,655,425 shares of their stock owned by the investors for a purchase price of $0.01 per share. The equity financing arrangement expired on December 16, 2009 upon closing of a $3,000,000 of equity financing at which time the directors contingent right to acquire the shares of the founding shareholders was terminated.

On July 14, 2008, we issued 400 shares of Series B Preferred Stock and 200,000 (“Series B Offering Warrants”) five year common stock purchase warrants exercisable at $1.20 per share in a Private Placement transaction for proceeds of $400,000 from one of our directors. The Series B Preferred Stock is convertible into common stock at any time, at the option of the holder at a conversion price of $.90 per share. The Series B Preferred Stock is also automatically convertible into shares of our common stock, at the then applicable conversion price upon the closing of a firm commitment underwritten public offering of shares of our common stock yielding aggregate proceeds of not less than $20 million or under certain other circumstances when the trading volume and average trading prices of the stock attain certain specified levels.

On August 20, 2008, we entered into a $100,000 debt financing arrangement with one of our directors under which we borrowed $100,000 at a 12.00% annual interest rate the principal of which is not due on any specific date. We also paid a 1.00% origination fee upon initiation of the credit facility. The proceeds of the credit facility were used as short term working capital collateralized by our accounts receivable. We have accrued $2,400 of interest expense related to this credit facility during the year ended September 30, 2008 which is included in accrued expenses and other current liabilities in the consolidated financial statements.

On January 7, 2009, we entered into a note payable with a principal amount of $200,000 payable on or before December 31, 2009, bearing interest at 12% per annum with one of our directors. The director concurrently authorized us to issue 300 shares of preferred stock in exchange for this note and an additional $100,000 note issued prior to December 31, 2009. We are permitted, but not required, to redeem these shares at a 1% per month premium beginning 30 days from the date of their issuance at our discretion.

On January 9, 2009, we entered into an equity financing arrangement with one of our directors that provided a commitment up to $2.2 million of additional funding. This arrangement superseded the existing equity financing arrangement between the same director and the Company that had been entered into on May 15, 2008 and amended August 19, 2008. Under the terms of this equity financing arrangement, under certain circumstances the Company may sell shares of its common stock to this director at the same price per share and other terms as the most recent sale of shares of its Common Stock to a third party in a transaction intended to raise capital. On August 10, 2009, we renewed the existing equity financing arrangement to provide a commitment of up to $3.0 million of additional funding. In the event that the equity financing arrangement is drawn upon by the Company, then the director will have the right to purchase shares of common stock from two of the founding stockholders at a purchase price of $0.001 per share. The financing available under this arrangement will be reduced on a dollar for dollar basis by the amount of the proceeds of the ongoing private placements of the Company’s securities or any additional placements of equity financing. This arrangement Terminated on December 15, 2009 upon close of $3,000,000 financing event.

Under a marketing agreement with a company owned by the wife of Beacon’s president, we provide procurement and installation services as a subcontractor. We earned revenue of approximately $230,000 and $1.7 million for procurement and installation services provided under this marketing agreement, of which

$195,000 and $465,000 is recorded as accounts receivable in the accompanying balance sheet for the years ended September 30, 2008 and 2009.

On August 7, 2009, we entered into a non-interest bearing demand note with one of our directors in the amount of $500,000.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors is comprised of two directors who are independent, are financially literate and have financial expertise within the meaning of the NASDAQ listing standards regarding audit committees. In accordance with its written charter, which was approved and adopted in its current form by our Board of Directors on March 26, 2008, the Audit Committee assists our Board of Directors in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Beacon. In addition, the Audit Committee has the authority to select our independent registered public accounting firm.

Beacon has no “audit committee financial expert” and is currently considering whether to retain a financial expert. However, the board of directors believes that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the committee.

Management has primary responsibility for Beacon’s financial statements and the overall reporting process, including Beacon’s system of internal controls. Marcum LLP, our independent registered public accounting firm, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects our financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed our audited consolidated financial statements for the twelve months ended September 30, 2009 and discussed them with both management and Marcum LLP.

Management is responsible for establishing, assessing and reporting on Beacon’s system of internal control over financial reporting. The Audit Committee met with management and Marcum LLP to review and discuss management’s assessment of the effectiveness of Beacon’s internal controls over financial reporting.

The Audit Committee has also discussed with Marcum LLP the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the Audit Committee concerning independence, and has discussed with Marcum LLP its independence from Beacon. In addition, the Audit Committee has considered whether the provision of the non-audit services provided by Marcum LLP is compatible with maintaining Marcum LLP’s independence.

Based upon this review, the Audit Committee recommended to the full Board of Directors that our audited consolidated financial statements be included in Beacon’s Annual Report on Form 10-K for the year ended September 30, 2009 and filed with the SEC.

All Members of the Audit Committee concur in this report.

AUDIT COMMITTEE:	J. Sherman Henderson III John D. Rhodes III

Fees Paid to the Independent Registered Public Accounting Firm

Fees

The following table presents fees for professional services rendered by Marcum LLP for the audit of our annual financial statements for the years ended September 30, 2008 and 2009:

	For the Year	For the Year
	Ended	Ended
	September 30,	September 30,
	2008	2009

Audit fees	$146,700	$203,085
Audit related fees	—	—
Tax fees	—	—
Other fees	—	—

	$146,700	$203,085

In accordance with its written charter, the Audit Committee reviews and discusses with Marcum LLP, on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the independent registered accounting firm and pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm.

FUTURE STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, stockholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.

The Company’s bylaws, copies of which are available from the Company’s Secretary, require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, provide such proposal in writing to the Secretary who will bring it to the attention of the board of directors. If a stockholder submitting a matter to be raised at the Company’s next annual meeting desires that such matter be included in the Company’s proxy statement, such matter must be submitted to the Company no later than December 22, 2009. Shareholder proposals received after March 7, 2010 will be considered untimely. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with these deadlines, and in certain other cases notwithstanding the stockholder’s compliance with these deadlines.

SEC rules set forth standards for what stockholder proposals the Company is required to include in a proxy statement for an annual meeting.

STOCKHOLDERS’ COMMUNICATIONS WITH THE BOARD

Stockholders that want to communicate in writing with the Board, or specified directors individually, may send proposed communications to the Company’s Secretary, Michael Grendi, 1961 Bishop Lane, Louisville, Kentucky 40218. The proposed communication will be reviewed by the Audit Committee and legal counsel. If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, is directly applicable to the business of the Company, it is expected that the communication will receive favorable consideration for presentation to the Board or appropriate director(s).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, executive officers, and persons who own more than 10 percent of a registered class of a company’s equity securities to file with the SEC initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of such class of equity securities. Such officers, directors, and greater than 10 percent shareholders of a company are required by SEC Regulations to furnish us with copies of all such Section 16(a) reports that they file.

To our knowledge, with the exception of the following, based solely on our review of the copies of such reports furnished to us during the year ended September 30, 2009, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10 percent beneficial owners were met.

•	Mr. Widener was late filing a Form 4 with respect to two transactions.

•	Dr. Rhodes was late filing a Form 4 with respect to one transaction.

•	Mr. Mills was late filing a Form 4 with respect to one transaction.

•	Mr. Mohr was late filing a Form 4 with respect to two transactions.

FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 filed on December 29, 2009, accompanies this proxy statement. The Company’s Annual Report does not form any part of the material for solicitation of proxies.

Any stockholder who wishes to obtain a copy of the Company’s annual report on Form 10-K for fiscal 2009, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may send a written request to Michael Grendi, Secretary, Beacon Enterprise Solutions Group, Inc., 1961 Bishop Lane, Louisville, Kentucky 40218.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/  Michael Grendi
Michael Grendi
Principal Financial Officer and Secretary
Louisville, Kentucky
April 21, 2010

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors of Beacon Enterprise Solutions Group, Inc.
     The undersigned stockholder hereby appoints Bruce Widener and Michael Grendi, and each of them or either one of them, with full power to appoint his substitute, attorneys and proxies to represent the undersigned stockholder and to vote and act with respect to all shares of Common Stock, $.001 par value per share and/or Preferred Stock, $.001 par value per share, of Beacon Enterprise Solutions Group, Inc. (“Beacon”), held of record by the undersigned on April 6, 2010, at the Annual Meeting of Stockholders of Beacon to be held on May 25, 2010 at 5:00 P.M., local time, at 9300 Shelbyville Road, Louisville, Kentucky 40222, and at any adjournment or postponement of that meeting.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR ELECTION OF THE INDIVIDUALS NOMINATED AS DIRECTORS AND FOR APPROVAL OF PROPOSAL 2.
(Continued and to be signed, on the reverse side)
Address Change/Comments (Mark the corresponding box on the reverse side)
—FOLD AND DETACH HERE—
Dear Stockholder:
     Beacon Enterprise Solutions Group, Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically via e-mail. This eliminates the need to return the proxy card.
     To vote your shares electronically you must e-mail a completed and signed pdf copy of your proxy card to the following e-mail address: Standardregistrar@comcast.net. Type “Beacon Enterprise Solutions Group, Inc.” in the subject line.
     Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.
     If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

or

Please mark
here for address change
[          ]
or comments
SEE REVERSE SIDE.
THE BOARD OF DIRECTORS OF BEACON UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSAL:
1.	The proposal to elect the three directors named below (the “Nominees”), to serve as members of Beacon’s Board of Directors, to serve until the next Annual Meeting of Stockholders of Beacon and until their successors are duly elected and qualified.
Nominees:
01. Bruce Widener.
02. J. Sherman Henderson III
03. John D. Rhodes III

☐ FOR all Nominees listed above (except as marked to the contrary below)	☐ Withhold Authority to vote for all Nominees listed above
Instructions: To withhold authority to vote for any individual Nominee, write that Nominee’s name in the following space provided:
2.	Ratification of the selection of Marcum LLP as independent registered public accounting firm for our Fiscal Year 2010.

☐ FOR	☐ AGAINST
☐ ABSTAIN
3.	In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
DATED:

Signature
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE

Signature (if held jointly)
This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise.
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SIGNED FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.
*FOLD AND DETACH HERE*
VOTE BY E-MAIL OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK
E-mail voting is available through 11:59 P.M. Eastern Daylight Time the day prior to annual meeting day.
     YOUR E-MAIL VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

E-MAIL
Standardregistrar@comcast.net
Subject Line: Beacon Enterprise Solutions Group, Inc.
Use e-mail to vote your proxy. Pdf your proxy card to the e-mail address indicated above.
OR
MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
IF YOU VOTE YOUR PROXY BY E-MAIL, YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.
You can access the Company’s proxy statement, proxy card and Form 10-K annual report on the Internet at the following website address: https://materials.proxyvote.com/073578